Exhibit 99.1

Proteostasis Therapeutics Announces Clinical and Regulatory Progress Across Pipeline Programs

Updates Announced During the 40th European Cystic Fibrosis Society Conference

CAMBRIDGE, Mass. – June 7, 2017 – Proteostasis Therapeutics, Inc. (NASDAQ: PTI), a biopharmaceutical company developing small molecule therapeutics to treat diseases caused by dysfunctional protein processing such as cystic fibrosis (CF), today announced updates across the Company’s later stage development programs in CF, including PTI-428, a cystic fibrosis transmembrane conductance regulator (CFTR) amplifier, PTI-801, a new generation CFTR corrector, and PTI-808, a CFTR potentiator. The updates were announced during the 40th European Cystic Fibrosis Society conference in Seville, Spain, where the Company is presenting detailed results from the single ascending dose (SAD) cohort of its Phase 1 trial of PTI-428 in healthy volunteer and CF subjects, as well as its biobank and discovery of read-through molecules initiatives. A copy of the detailed results will be made available on www.proteostasis.com at the start of the presentation on Friday, June 9, at 3:15 pm CET.

“With renewed momentum behind our three lead CFTR modulator programs, we look forward to meaningful clinical results later this month,” said Meenu Chhabra, president and chief executive officer of Proteostasis Therapeutics. “For our lead program, PTI-428, we anticipate safety and pharmacokinetic data from at least eight CF subjects receiving PTI-428 with Orkambi® background therapy for seven days, as well as up to eight subjects receiving PTI-428 as their sole CFTR modulator therapy for seven days. The results will also include secondary endpoints, such as lung function, sweat chloride and CFTR expression. Results from these cohorts, and others we expect in the third quarter, will provide a solid foundation for understanding PTI-428’s role in triple combination therapy. We believe that the treatment paradigm for the vast majority of CF patients could be based on combination therapies of CFTR modulators anchored by PTI-428. By year end, we expect to advance into the clinic with our proprietary triple combination therapy, which we believe has the potential to be best in class.”

PTI-428 Amplifier Clinical Data in Three Separate Populations of CF Patients on Track for Mid-Year

By the end of June, Proteostasis expects to report preliminary data, including lung function, from multiple ascending dose (MAD) cohorts of two different CF patient populations: at least eight CF subjects receiving PTI-428 or placebo in addition to Orkambi® as their background for seven days and up to eight CF subjects receiving PTI-428 as their sole CFTR modulator therapy or placebo for seven days. Lung function, as measured by forced expiratory volume in one second, or FEV1, is being assessed, as well as changes in sweat chloride. Underscoring rising momentum in the program, expanded data from four additional subjects in each arm is anticipated next month.

After a washout period, patients on Orkambi® background therapy who were enrolled in the 7-day dosing MAD cohort are eligible to enroll in a 28-day clinical study for PTI-428, which is expected to start at the end of June. This longer duration study of CF subjects already on standard Orkambi® background therapy is expected to generate safety and efficacy data from up to 20 subjects, with the goal of identifying a dose level for the triple combination proof of concept (POC) combining PTI-428, PTI-801 and PTI-808 (known as PTI-NC-733).

Proteostasis is studying PTI-428 in multiple CF populations because in vitro studies indicate it is agnostic to CF genotype. Results from a separate study in a third patient population, where CF patients will receive PTI-428 or placebo in addition to Kalydeco® as background therapy for 14 days, is expected in the third quarter.

PTI-801 New Generation Corrector Phase 1 Healthy Volunteer SAD Study Complete; MAD Study Underway

Proteostasis announced today completion of the healthy volunteer, SAD portion of its Phase 1 study to assess the safety and pharmacokinetics of PTI-801. A 14-day MAD portion in healthy volunteers is underway in the U.S., with results from both study portions to be submitted for presentation at an upcoming medical meeting. Safety, pharmacokinetics and efficacy data from CF subjects on background Orkambi® therapy is expected in the second half of 2017. The goal of this study is to identify a dose level for the triple combination POC combining PTI-428, PTI-801 and PTI-808.

PTI-808 Potentiator Advancing to IND; DRF Study Intended to be POC for Triple Combination by Year End 2017

As previously announced, Proteostasis expects to submit an Investigational New Drug (IND) application for PTI-808, its CFTR potentiator, to the Food and Drug Administration (FDA) by the end of this month; the Company plans to initiate a Phase 1 study in healthy volunteers in July.

If the Company receives positive results from its PTI-428 and PTI-801 programs, the Company intends to initiate a dose range finding (DRF) study at the end of 2017 in an F508del homozygous population who are not taking Orkambi®. The study design is expected to include DRF of PTI-808 with fixed dose combination of PTI-428 and PTI-801. The DRF study with PTI-808 is also intended to be considered a POC study for the triple combination.

About Proteostasis Therapeutics, Inc.

Proteostasis Therapeutics, Inc. is a biopharmaceutical company dedicated to the discovery of groundbreaking therapies to treat diseases caused by dysfunctional protein processing, such as cystic fibrosis (CF). Headquartered in Cambridge, MA, the Proteostasis Therapeutics team focuses on identifying therapies that restore protein function. In addition to its multiple programs in cystic fibrosis, Proteostasis Therapeutics has formed a collaboration with Astellas Pharma, Inc. to research and identify therapies targeting the Unfolded Protein Response (UPR) pathway. For more information, visit www.proteostasis.com.

Safe Harbor

To the extent that statements in this release are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,”

“anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements made in this release include, without limitation, statements regarding the expected timing of the initiation of, patient enrollment in, data from, and our completion of, our clinical studies and cohorts for PTI-428, PTI-801, PTI-808 and our triple combination therapy candidate, PTI-NC-733, and the timing of our expected IND filing for PTI-808. Forward-looking statements made in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility FDA requires us to run cohorts sequentially or additional cohorts or studies), in the enrollment of CF patients in our clinical trials, in the timing of availability of trial data, in the results of the clinical trials, in the actions of regulatory agencies, in endorsement, if any, by therapeutic development arms of CF patient advocacy groups, and those set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investors:

David Pitts

Argot Partners

212.600.1902

david@argotpartners.com

Media:

Eliza Schleifstein

Argot Partners

973.361.1546

eliza@argotpartners.com

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